UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-196998	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road

North Billerica, Massachusetts 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 19, 2020, our wholly-owned subsidiary Lantheus Medical Imaging, Inc. (“LMI”) amended (the “Amendment”) its Credit Agreement, dated as of June 27, 2019 (the “Credit Agreement”, and the Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”), by and among Wells Fargo Bank, N.A., as administrative agent (in that capacity, the “Administrative Agent”) and collateral agent, each of the lenders from time to time party thereto (the “Lenders”), LMI and Lantheus Holdings, Inc. (the “Company”).

We are entering into the Amendment as a result of the impact of the COVID-19 pandemic on the business and operations of the Company and Progenics Pharmaceuticals, Inc. (“Progenics”) previously disclosed by the Company and Progenics and the near-term higher level of indebtedness resulting from the Company’s decision not to immediately repay the Progenics debt secured by the Relistor royalties following the Company’s acquisition of Progenics.

The Amendment provides for, among other things, modifications to LMI’s financial maintenance covenants. The covenant related to Total Net Leverage Ratio (as defined in the Amended Credit Agreement) has been waived from the date of the Amendment through December 31, 2020. For the fiscal quarter ending March 31, 2021, LMI must be in compliance with a Total Net Leverage Ratio of 5.50 to 1.00. For the fiscal quarter ending June 30, 2021, LMI must be in compliance with a Total Net Leverage Ratio of 3.75 to 1.00. From and after the fiscal quarter ending September 30, 2021, LMI must be in compliance with a Total Net Leverage Ratio of 3.50 to 1.00.

The Interest Coverage Ratio (as defined in the Amended Credit Agreement) covenant for the fiscal quarter ending June 30, 2020 through the fiscal quarter ending March 31, 2021, must be at least 2.00 to 1.00. From and after the fiscal quarter ending June 30, 2021, it must be at least 3.00 to 1.00.

The Amendment also introduces a new financial covenant requiring Consolidated Liquidity (as defined in the Amended Credit Agreement) to be no less than $150,000,000. The Consolidated Liquidity covenant is tested on a continuing basis beginning on the date of the Amendment and ending on the date on which LMI delivers a compliance certificate for the fiscal quarter ending March 31, 2021.

For the period beginning on the date of the Amendment and ending on the Adjustment Date (as defined in the Amended Credit Agreement) for the fiscal quarter ending March 31, 2021, loans under the Amended Credit Agreement bear interest at LIBOR plus 3.25% or the Base Rate plus 2.25%. On and after the Adjustment Date for the fiscal quarter ending on March 31, 2021, loans bear interest at LIBOR plus a spread that ranges from 1.50% to 3.00% or the Base Rate plus a spread that ranges from 0.50% to 2.00%, in each case based on LMI’s Total Net Leverage Ratio.

The commitment fee applicable to the Revolving Facility is set at 0.50% until the Adjustment Date for the fiscal quarter ending March 31, 2021. On and after the Adjustment Date for the fiscal quarter ending on March 31, 2021, the commitment fee ranges from 0.15% to 0.40% based on LMI’s Total Net Leverage Ratio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Senior Vice President and General Counsel

Date: June 22, 2020